TRANS WORLD ENTERTAINMENT CORPORATION
Contact:	John Sullivan
Executive Vice President and
Chief Financial Officer
(518) 452-1242 ext. 7400
THE MWW GROUP
Contact:	Kimberly Storin (kstorin@mww.com)
Investor Relations Counsel
(212) 704-9727

TRANS WORLD ENTERTAINMENT ANNOUNCES
FINAL FISCAL YEAR 2002 RESULTS

—COMPANY CONFIRMS GOODWILL IMPAIRMENT CHARGE—

—COMPANY ADOPTS EITF 02-16—

Albany, NY, April 29, 2003—Trans World Entertainment Corporation (Nasdaq National Market: TWMC) today announced its final financial results for fiscal year 2002. These results replace the results previously disclosed by the Company in its release dated February 27, 2003. These results reflect the final determination of the charge taken by the Company in accordance with Statement of Financial Accounting Standards ("SFAS") No. 142, Goodwill and Other Intangible Assets, which was adopted by the Company at the beginning of the fiscal year. Also included in these results is the effect of the Company's adoption of Emerging Issues Task Force (EITF) No. 02-16, Accounting by a Customer (including a Reseller) for Certain Consideration Received from a Vendor. The Company also took a non-cash, after-tax charge of $2.3 million to write-off an investment.

        As reported in its release dated February 27, 2003, the Company had determined that its goodwill balances were impaired. The Company subsequently completed its assessment of the impairment in accordance with SFAS No. 142 and, as anticipated, wrote off its entire balance of goodwill of $40.9 million or $0.72 per share.

        Subsequent to its release dated February 27, 2003, the Company adopted new guidance issued in March 2003, by the Emerging Issues Task Force (EITF) No. 02-16, Accounting by a Customer (including a Reseller) for Certain Consideration Received from a Vendor. In adopting the new guidance, the Company changed its previous method of accounting, which was consistent with generally accepted accounting principles. Under the new accounting guidance, vendor allowances are generally considered a reduction in the price of a vendor's inventory product and recognized as a reduction in cost of goods sold, unless the allowance represents a reimbursement of a specific, incremental and identifiable cost incurred to sell the vendor's products. This change in accounting principle has the effect of increasing gross profit and selling, general and administrative expenses (SG&A) for the year, and decreasing inventory and related cost of sales. The gross profit rate increased by 3.8% and the SG&A rate increased by 3.9% as a result of adoption of this guidance in fiscal 2002.

        The Company adopted the new guidance effective from the beginning of fiscal 2002, which resulted in a one-time, non-cash, after-tax charge of $13.7 million, or $0.34 per share, which was classified as a "cumulative effect of change in accounting principle". The effect of adopting this guidance was to decrease earnings from operations by $0.02 per share.

        The following table shows the restated fiscal 2002 quarterly results including the adoption of EITF No.02-16 effective from the beginning of the year:

IMPACT OF EITF No. 02-16 ON FISCAL 2002 QUARTERS
	Quarter 4	Quarter 3	Quarter 2	Quarter 1
Net income (loss) as reported	—	$(14,059)	$(6,445)	$(6,332)
Effect of change in accounting principle, net of income taxes	—	(701)	(558)	1,142
Cumulative effect of change in accounting principle, net of income taxes	—	—	—	$(13,684)

Net income (loss) as restated	$(4,833)	$(14,760)	$(7,003)	$(18,874)

Basic earnings (loss) per share, as reported		$(0.35)	$(0.16)	$(0.16)
Effect of change in accounting principle, net of income taxes	$—	$(0.02)	$(0.01)	$0.03
Cumulative effect of change in accounting principle, net of income taxes	$—	$—	$—	$(0.34)

Basic earnings (loss) per share, as restated	$(0.12)	$(0.37)	$(0.17)	$(0.47)

Diluted earnings (loss) per share, as reported		$(0.35)	$(0.16)	$(0.16)
Effect of change in accounting principle, net of income taxes	$—	$(0.02)	$(0.01)	$0.03
Cumulative effect of change in accounting principle, net of income taxes	$—	$—	$—	$(0.34)

Diluted earnings (loss) per share, as restated	$(0.12)	$(0.37)	$(0.17)	$(0.47)

        Subsequent to the press release dated February 27, 2003, the Company recorded a non-cash after-tax charge of $2.3 million or $0.06 per share in the fourth quarter of fiscal 2002 for the write-off of an impaired investment.

        Including the effect of the adjustments discussed in this release, total sales for the fiscal year ended February 1, 2003, were $1.3 billion, a decrease of 8% from last year and the net loss was $45.5 million or $1.13 loss per share. Comparable store sales decreased 5%.

        Management reiterated that it expected earnings to be in the range of $0.15 to $0.20 per share for fiscal year 2003 on total sales approximating 2002 levels. Including the impact of adoption of EITF No.02-16, gross margin is expected to be 36% and SG&A, in the range of 31% to 32%. The impact of EITF No. 02-16 on the quarterly results for fiscal 2003 is expected to be comparable to its impact in fiscal 2002.

        Trans World Entertainment is a leading specialty retailer of music and video products. The Company operates retail stores in 46 states, the District of Columbia, the U.S. Virgin Islands, Puerto Rico and an e-commerce site, www.fye.com. In addition to its mall locations, operated under the "For Your Entertainment" ("FYE") brand, the Company also operates freestanding locations under the names Coconuts Music and Movies, Strawberries Music, Spec's and Planet Music.

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Certain statements in this release set forth management's intentions, plans, beliefs, expectations or predictions of the future based on current facts and analyses. Actual results may differ materially from those indicated in such statements. Additional information on factors that may affect the business and financial results of the Company can be found in filings of the Company with the Securities and Exchange Commission.

—table to follow-

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Trans World Entertainment Final Fiscal 2002 Results

TRANS WORLD ENTERTAINMENT CORPORATION
Financial Results

	Fiscal Year Ended 2002
							Adj. for Investment Impairment (3)				Fiscal 2001
	As reported 2/27/2003		Adj. for FAS 142 (1)		Adj. for EITF 02-16 (2)		Adj. for Investment Impairment (3)		Final
INCOME STATEMENTS:	February 1, 2003	% to Sales	February 1, 2003	% to Sales	February 1, 2003	% to Sales	February 1, 2003	% to Sales	February 1, 2003	% to Sales	February 2, 2002	% to Sales
	(in millions, except per share data)
Sales	$1,281.9								$1,281.9		$1,388.0
Cost of sales	863.4	67.3%			(48.3)	-3.8%			815.1	63.6%	935.3	67.4%

Gross profit	418.5	32.7%			48.3	3.8%			466.8	36.4%	452.7	32.6%
Selling, general and administrative expenses	372.0	29.0%			49.9	3.9%	3.8	0.3%	425.7	33.2%	382.1	27.5%
FAS 142 impairment charge (1)			40.9	3.2%					40.9	3.2%	—
Depreciation and amortization	40.2	3.1%							40.2	3.1%	40.6	2.9%

Income (loss) from operations	6.3	0.6%	(40.9)	-3.2%	(1.6)	-0.1%	(3.8)	-0.3%	(40.0)	-3.1%	30.0	2.2%
Interest expense (income)	1.1	0.1%							1.1	0.2%	0.3	0.1%

Income (loss) before income taxes and before cumulative effect of change in accounting principle	5.2	0.5%	(40.9)	-3.2%	(1.6)	-0.1%	(3.8)	-0.3%	(41.1)	-3.2%	29.7	2.1%
Income tax expense (benefit)	4.6	0.5%	(11.8)	-0.9%	(0.6)	0.0%	(1.5)	-0.1%	(9.3)	-0.7%	12.9	0.9%

Income (loss) before cumulative effect of change in accounting principle	$0.6	0.0%	$(29.1)	-2.3%	$(1.0)	-0.1%	$(2.3)	-0.2%	$(31.8)	-2.5%	$16.8	1.2%

Cumulative effect of change in accounting principle (net of income taxes) (2)	—		—		(13.7)	-1.1%	—		$(13.7)	-1.1%	—

Net income (loss)	$0.6	0.0%	$(29.1)	-2.3%	$(14.7)	-1.2%	$(2.3)	-0.2%	$(45.5)	-3.6%	$16.8	1.2%

Basic earnings (loss) per common share:
Earnings (loss) per share before cumulative effect of change in accounting principle	$0.01		($0.72)		($0.02)		($0.06)		($0.79)		$0.40
Cumulative effect of change in accounting principle, net of income taxes	—		—		($0.34)		—		($0.34)		—

Basic earnings (loss) per share	$0.01		($0.72)		($0.36)		($0.06)		($1.13)		$0.40

Weighted average number of common shares outstanding	40.2		40.2		40.2		40.2		40.2		41.9

Diluted earnings (loss) per common share:
Earnings (loss) per share before cumulative effect of change in accounting principle	$0.01		($0.72)		($0.02)		($0.06)		($0.79)		$0.39
Cumulative effect of change in accounting principle, net of income taxes	—		—		($0.34)		—		($0.34)		—

Diluted earnings (loss) per share	$0.01		($0.72)		($0.36)		($0.06)		($1.13)		$0.39

Weighted average number of common shares outstanding	40.2		40.2		40.2		40.2		40.2		42.6

SELECTED BALANCE SHEET CAPTIONS: (in millions, except store data)
Cash and cash equivalents									$197.0		$254.9
Merchandise inventory									378.0		409.1
Fixed assets (net)									155.4		160.4
Accounts payable									326.9		378.9
Long-term debt and capital lease obligations, less current portion									7.9		9.5
Stores in operation									855		902

(1)
The Company recorded a non-cash impairment charge in fiscal 2002 related to Statement of Financial Accounting Standard (SFAS) No. 142, concerning the accounting for goodwill. The Company completed its annual impairment assessment, as prescribed by FAS 142, and has determined that its goodwill asset balance is impaired. At fiscal year end 2002 the Company had $40.9 million recorded in goodwill and the entire amount was written-off after completing its final assessment.

(2)
The Company adopted the new guidance regarding vendor allowances issued by the Emerging Issues Task Force ("EITF") No. 02-16, "Accounting by a Customer (Including a Reseller) for Certain Consideration Received from a Vendor" effective from the beginning of fiscal 2002. In accordance with the new guidance, vendor allowances are recognized as a reduction in cost of goods sold, unless the allowance represents a reimbursement of a specific, incremental and identifiable cost incurred to sell the vendor's products. In adopting this new guidance, the Company changed its previous method of accounting, which was consistent with generally accepted accounting principles. The new practice will have the effect of increasing the gross profit and increasing selling, general and administration costs.

(3)
The Company recorded a non-cash charge relating to the write off of an impaired investment.

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